UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Consent Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Scio Diamond Technology Corporation
(Name of Registrant as Specified In Its Charter)

Thomas P. Hartness
Kristoffer Mack
Paul Rapello
Glen R. Bailey
Marsha C. Bailey
Kenneth L. Smith
Bernard M. McPheely
James Carroll
Robert M. Daisley
Michael McMahon
Ben Wolkowitz
Craig Brown
Ronnie Kobrovsky
Lewis Smoak

(Name of Person(s) Filing Consent Statement, if other than the Registrant)

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Bernard M. McPheely
303 Golden Wings Way
Greer, South Carolina 29650
Telephone: (864) 915-0912
E-mail: bernmcpheely@gmail.com

April 24, 2014

Edward S. Adams, Esq.	Theodorus Strous
2010 West 49th Street	411 University Ridge, Suite D
Minneapolis, MN 55409	Greenville, SC 29601
E-Mail: edwardsadams@yahoo.com	E-Mail: tstrous@yahoo.com

Robert C. Linares	Mike McMahon
P.O. Box 336	411 University Ridge, Suite D
Sherborn, MA 01770	Greenville, SC 29601
E-mail: bob_linar@hotmail.com	E-mail: mmcmahon@sciodiamond.com

Re:  Recent Corporate Governance Changes

Gentlemen:

We at Save Scio have read Scio Diamond Technology Corporation’s (OTCBB: SCIO) response to our April 18, 2014 letter.

Unfortunately, it appears difficult for Scio to make full and honest disclosures in its SEC filings under Adams’ leadership.  One would expect more from a law professor at the University of Minnesota Law School.

Scio’s April 22, 2014 response attempts to cast our stockholder group as a small group of people who have sued the Company and its Board of Directors, and further that those cases were dismissed.  Only two of our group members have sued Scio, and even then, that suit was largely based on the wrongful conduct of Adams and Michael Monahan (a former Scio director and law partner of Adams) in improperly moving the assets from the first Scio entity to the second.1   Not surprisingly, Adams does not mention the rush to settle that suit within days of it being filed,2  nor how he and Monahan reimbursed themselves with cash and shares for the settlement at the cost of Scio’s stockholders.   The only other suit filed by any member of our group was filed on behalf of and for the benefit of Scio to address Adams’ many fiduciary breaches, and far from any dismissal on the merits, the court directed that the suit go forward in arbitration.3   If Scio wishes to comment on the efforts of Save Scio, it would help if Adams could address such issues in an open and honest manner.

Slapping together last-minute bylaws, filing them on the same day Save Scio filed its preliminary consent statement with the SEC and telling stockholders not to band together or voice their grievances with the Board does not bespeak strong leadership.  The bylaws Scio attempted to adopt are illegal and can’t prevent Scio’s owners from running their own company.  We simply can’t understand why Scio continues to violate the law and prevent stockholders from exercising their rights.  Actually, that’s not true.  We do know why.

Scio hasn’t had an annual meeting in years.  The Board couldn’t come up with a single reason for this.  We noted the Board purported to amend its bylaws to disenfranchise Scio’s stockholders and adopted a poison pill to intimidate existing stockholders and make Scio’s stock look less attractive.  The Board’s response: it doesn’t have one.  Actually, that’s not fair: the Company asked Scio’s stockholders not to exercise their voting rights, in addition to refusing to allow them to exercise those rights for the past several years.  This is not acceptable.

We made several statements about Ed Adams’ past sharp dealing with Apollo stockholders.  We (and lots of others, we might add) are still waiting for answers.  We noted Scio’s terrible financial performance over the past two years.  The Board’s response was a vague roses-and-lollipops rehash of last week’s press release.  Pardon us for being skeptical, but we’ll believe it when we see it.

1
See Kristoffer Mack and Paul Rapello, Derivatively on behalf of Nominal Defendant Loblolly, Inc. v. Edward S. Adams, et. al., United States District Court for the District of Minnesota, Case No. 12-CV-01115.

2	See id.
3	See Bernard M. McPheely et al. v. Edward S. Adams et al., United States District Court for the District of South Carolina, Case No. 6:13-2660-GRA.

Since 2002, Ed Adams has sold the same assets three times, while increasing the personal holdings of him and his wife many times over and extracting enormous fees for his brokerage firms – at least $3.35 million,  and legal fees for his law firm (Adams Monahan LLP) – more than $500,000.   Wiping out millions in investors’ money while enriching yourself does not “enhance and protect stockholder value.”

We hope Scio can start having an honest, serious conversation with investors about what’s happening to our investments.  Rather than continue to waste time and resources attempting to misinform the stockholders, the Board should schedule and hold a meeting of the stockholders for the first time since Scio acquired Apollo Diamond’s assets—almost three years—and allow the stockholders a real opportunity to elect the board of directors of their company.  All Save Scio is seeking is the opportunity for a fair vote of the stockholders. We’re available to talk when you are.

Sincerely,

Bernard M. McPheely

Additional Information

About Save Scio.  Save Scio is a group of concerned stockholders of Scio Diamond Technology Corporation (“Scio”) consisting of the Thomas P. Hartness Revocable Trust u/a DTD July 30, 2010, Kristoffer Mack, Paul Rapello, Glen R. Bailey and Marsha C. Bailey as joint tenants and Mr. Bailey in his individual capacity, Kenneth L. Smith, the Bernard M. McPheely Revocable Trust U/A DTD May 25, 2011, James Carroll and the Guarantee & Trust Co. TTEE James Carroll r/o IRA, and Robert M. Daisley.  The details of our group, including names and share ownership, can be found on our Statement on Schedule 13D filed with the Securities and Exchange Commission (the “Commission”) on November 28, 2012, Amendment No. 1 filed with the Commission on March 24, 2014, and Amendment No. 2 filed with the Commission on April 14, 2014.

SAVE SCIO INTENDS TO FILE WITH THE COMMISSION A DEFINITIVE CONSENT  STATEMENT AND ACCOMPANYING CONSENT CARD TO BE USED TO SOLICIT CONSENTS FROM THE STOCKHOLDERS OF SCIO IN LIEU OF A MEETING. ALL STOCKHOLDERS OF SCIO ARE ADVISED TO READ THE DEFINITIVE CONSENT STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF CONSENTS FROM THE STOCKHOLDERS OF SCIO BY SAVE SCIO AND BEN WOLKOWITZ, CRAIG BROWN, RONNIE KOBROVSKY, LEWIS SMOAK AND MICHAEL MCMAHON (COLLECTIVELY, THE “PARTICIPANTS”) WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. WHEN COMPLETED, THE DEFINITIVE CONSENT STATEMENT AND FORM OF CONSENT WILL BE FURNISHED TO SOME OR ALL OF THE STOCKHOLDERS OF SCIO AND WILL, ALONG WITH OTHER RELEVANT DOCUMENTS, BE AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, SAVE SCIO WILL PROVIDE COPIES OF THE DEFINITIVE CONSENT STATEMENT AND ACCOMPANYING CONSENT CARD (WHEN AVAILABLE) WITHOUT CHARGE UPON REQUEST.

INFORMATION ABOUT THE PARTICIPANTS AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS BY SECURITY HOLDINGS IS CONTAINED IN ANNEX A TO THE SCHEDULE 14A FILED BY SAVE SCIO WITH THE SEC ON APRIL 14, 2014. THIS DOCUMENT CAN BE OBTAINED FREE OF CHARGE FROM THE SOURCES INDICATED ABOVE.

CONTACT: Bernard M. McPheely, Save Scio, phone: (864) 915-0912; email: bernmcpheely@gmail.com.